[front cover]
                                  1   9   9   9

                                   Notice of
                                 Annual Meeting
                                   and Proxy
                                   Statement

                                  ----------------------------------------------

                                  [logo: BAUSCH
                                         & LOMB]

-------------------------------------------------------------------
Corporate Offices     One Bausch & Lomb Place
                      Rochester NY 14604-2701
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                                                                  [logo: BAUSCH
                                                                         & LOMB]

March 23, 1999

Dear Bausch & Lomb Shareholder:

We invite you to attend our annual meeting of shareholders on Tuesday, April 27, 1999 at our company's facility in St. Louis, Missouri.

This booklet includes the formal notice of the meeting and the proxy statement. The proxy statement tells you about the agenda and the procedures for the meeting. It also describes how the company's Board of Directors operates and gives certain information about the company.

Our proxy statement has a new look this year. We hope that you find it easier to read and understand.

We hope you will be able to attend the annual meeting. If you need special assistance at the meeting, please contact the Secretary of the company at the address above.

Sincerely,

/s/ William M. Carpenter
William M. Carpenter
Chairman and Chief Executive Officer

                                    Notice
                                      of
                        Annual Meeting of Shareholders
                         of Bausch & Lomb Incorporated

Date:      April 27, 1999

Time:      10:30 a.m.

Place:     Bausch & Lomb Surgical, Inc.
           3365 Tree Court Industrial Boulevard
           St. Louis, Missouri 63122
           (See directions on back cover)

Purpose:   o Elect four directors
           o Ratify appointment of independent accountants
           o Conduct other business if properly raised

--------------------------------------------------------------------------------
Your vote is important. Please sign, date and return the enclosed proxy card promptly to ensure its arrival in time for the meeting. If you plan to attend the meeting, please so indicate where provided on the proxy card.
--------------------------------------------------------------------------------

/s/ Jean F. Geisel
Jean F. Geisel
Secretary
March 23, 1999

                                Table of Contents

                                                                         Page
                                                                         ----
General Information ....................................................    1

Board of Directors .....................................................    2

Matters to be Voted on by Shareholders .................................    4

 o Election of Directors (Item No. 1) ..................................    4

 o Ratification of the Appointment of Independent
   Accountants (Item No. 2) ............................................    8

Security Ownership of Certain Beneficial Owners
 and Directors and Executive Officers ..................................    8

Executive Compensation .................................................   10

 o Report of the Committee on Management ...............................   10

 o Compensation Tables .................................................   15

Total Return to Shareholders ...........................................   18

Defined Benefit Retirement Plans .......................................   18

Related Transactions, Employment Contracts and
 Termination of Employment and Change in Control Arrangements ..........   20

Additional Information .................................................   20

                          Bausch & Lomb Incorporated
                                Proxy Statement
                                      for
                        Annual Meeting of Shareholders
                            Tuesday, April 27, 1999

General Information

The approximate date on which the enclosed form of proxy and this proxy statement are first being sent to shareholders is March 23, 1999.

Outstanding shares

On February 23, 1999, 56,171,809 shares of common stock and 655,548 shares of class B stock were outstanding. Each common share and class B share has one vote.

Who may vote

Shareholders of Bausch & Lomb Incorporated as of the company's record date, March 12, 1999, may vote.

How to vote

You may vote by proxy or in person at the meeting. Even if you plan to attend the meeting, we recommend that you vote by signing and returning the enclosed proxy card. You can always change your vote as described below.

How proxies work

Bausch & Lomb's Board of Directors is asking for your proxy. By giving us your proxy, you authorize the proxyholders (members of Bausch & Lomb management) to vote your shares at the meeting in the manner you direct.

If you sign and return the enclosed proxy card but do not specify how you wish us to vote your shares, your shares will be voted "for" all director candidates and "for" the ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants for the company for 1999. Proxyholders will also vote shares according to their discretion on any other matter properly brought before the meeting.

You may receive more than one proxy card depending on how you hold your shares. For example, if you hold shares through someone else, such as a stockbroker, you may get proxy material from them. Shares registered in your name and shares held in the company's Savings Plus Plan or Dahlberg Incentive Savings Plan are covered by one card. If a proxy representing shares in the Bausch & Lomb Savings Plus Plan is not returned, those shares will be voted by the trustee of the Plan in accordance with the direction of the majority of shares voted by other participants in the Plan. If a proxy representing shares in the Dahlberg Plan is not returned, those shares will be voted by the trustee of the Plan in the same proportion as those shares for which proxies have been received.

If for any reason any of the nominees for election as directors shall become unavailable for election, discretionary authority may be exercised by the persons named in the proxy card to vote for substitutes proposed by the Board of Directors.

Quorum

In order to carry out the business of the meeting, we must have a quorum. This means that at least a majority of the outstanding shares eligible to vote must be represented at the meeting, either by proxy or in person. Shares owned by Bausch & Lomb are not voted and do not count for this purpose.


Changing your vote

You may revoke your proxy before it is voted by submitting a new proxy with a later date, by voting in person at the meeting or by notifying Bausch & Lomb's Secretary in writing at the address under "Questions?" on page 21.


Votes needed

Director nominees receiving the largest number of votes cast are elected, up to the maximum number of directors fixed by the Board to be elected at the meeting. As a result, any shares not voted (whether by abstention, broker non-vote or otherwise) have no impact on the election of directors, except to the extent that the failure to vote for a particular nominee may result in another nominee receiving a larger number of votes. Ratifying the appointment of PricewaterhouseCoopers LLP as independent accountants for 1999, and any other matter properly brought before the meeting, requires the favorable vote of a majority of the votes cast.

Attending in person

Only shareholders, their designated proxies and Bausch & Lomb's guests may attend the meeting.

Board of Directors

The Board of Directors of the company met six times in 1998. Each of the directors attended 75% or more of the aggregate number of regularly scheduled and special Board and committee meetings held during the year.

In 1998, Board members who were not employees of the company received an annual retainer of $33,000, one-half of which was paid in company stock, and a fee of $2,000 for each Board session (including concurrent committee meetings) attended. For committee meetings not held in connection with a Board session, committee members were paid a fee of $2,000. In addition, Board members who chair committees and are not employees of the company received a $3,000 annual fee. The company does not pay directors' fees to directors who are employees of the company.

Under the 1990 Stock Incentive Plan, each year non-employee directors also receive non-qualified, fully-vested options to purchase shares of class B stock of the company. The number of options is determined by a fixed formula set forth in the Plan, and the exercise price of all such options is determined by the fair market value of the company's common stock on the date of grant. For fiscal year 1998, each non-employee director was granted 1,776 options to purchase class B shares.

Committees of the Board

The Board of Directors has established four standing committees to assist it in carrying out its responsibilities: the Executive Committee, the Audit Committee, the Committee on Management and the Committee on Directors.

Executive Committee

Number of Members: Five
Members: William M. Carpenter (Chair), Franklin E. Agnew, John R. Purcell, William H. Waltrip and Kenneth L. Wolfe
Number of Meetings in 1998: Four
Functions: - Holds regularly scheduled and special meetings between regular
             Board meetings to take action necessary for the company to operate efficiently
           - Possesses all of the authority of the full Board, except as limited by the by-laws of the company

Audit Committee

Number of Members: Four non-employee directors
Members: Alvin W. Trivelpiece (Chair), Domenico De Sole, Ruth R. McMullin and Linda Johnson Rice
Number of Meetings in 1998: Four
Functions: - Reviews the scope and results of the independent accountants'
             annual examination of the company's consolidated financial statements
           - Reviews the overall adequacy of internal controls with the company's internal and external auditors
           - Recommends to the Board the appointment of the independent accountants
           - Provides for direct communication between the Board and the independent accountants and the internal auditors


Committee on Management

Number of Members: Three non-employee directors
Members: Kenneth L. Wolfe (Chair), Franklin E. Agnew and Jonathan S. Linen Number of Meetings in 1998: Four
Function:  - Reviews compensation policies to ensure that they provide appropriate motivation for corporate performance and increased shareholder value
           - Recommends to the Board remuneration of the chief executive officer and the president and determines remuneration of other officers of the company elected by the Board
           - Conducts evaluation of the chief executive officer prior to submission to the Board
           - Grants options under and otherwise administers the company's stock incentive plans and approves and administers any other compensation plan in which officers of the company participate
           - Reviews and ensures that a process is in place to provide continuity and succession of officers and key employees


Committee on Directors

Number of Members: Three non-employee directors
Members:   John R. Purcell (Chair), Jonathan S. Linen and Alvin W. Trivelpiece
Number of Meetings in 1998: Three
Functions: - Recommends to the Board all matters relating to the Board, including the development of policies on composition, participation and the size of the Board, and the tenure and retirement of directors
           - Recommends to the Board changes in the organization and procedures of the Board, including corporate governance
           - Considers director nominees, including those submitted by shareholders, for recommendation to the Board

The Committee on Directors will consider director candidates proposed by shareholders. The company's by-laws provide that such shareholder submissions must include certain biographical information concerning the recommended individual, including age, address, employment history and board memberships, if any, and the candidate's written consent to the nomination and to serve if elected. To be considered for nomination at the 2000 annual meeting, shareholder submissions for nomination must be received at the offices of the company to the attention of the Secretary at One Bausch & Lomb Place, Rochester, New York 14604-2701 between December 29, 1999 and January 28, 2000.

Matters to be Voted on by Shareholders

Item No. 1
Election of Directors

General

The Board of Directors currently has ten members and, pursuant to the company's by-laws, is divided into three classes. One class is elected each year to serve for three years. The term of office of each class will expire, respectively, on the dates of the annual meeting of shareholders in 1999, 2000 and 2001. The directors whose terms expire at the 1999 annual meeting of shareholders are Jonathan S. Linen, John R. Purcell, Alvin W. Trivelpiece, and William H. Waltrip. Accordingly, the Board of Directors has fixed the number of directors to stand for reelection at the 1999 annual meeting of shareholders at four, to serve until the 2002 annual meeting.

Information about the nominees for election as directors, as well as those directors continuing in office, is presented below.

Nominees for Election as Directors -- Term Expiring 2002
--------------------------------------------------------------------------------
[photo:         JONATHAN S. LINEN                         Director since 1996
Jonathan S.                                                           Age: 55
Linen]
                Mr. Linen has served since 1993 as vice chairman of American
                Express Company, a diversified worldwide travel and financial services company. He joined that company in 1969 and held various executive positions before being appointed president and chief executive officer of Shearson Lehman Brothers in 1989. In 1992, he was named president and chief operating officer of American Express Travel Related Services Company,
                Inc. Mr. Linen is chairman of the board of trustees of the National Urban League and is a member of the board of governors of the American Red Cross.

[photo:         JOHN R. PURCELL                           Director since 1976
John R.                                                               Age: 67
Purcell]
                Mr. Purcell has served since 1989 as chairman and chief
                executive officer of Grenadier Associates Ltd., a venture
                banking firm. From 1991 until 1997, he served as chairman of
                Donnelley Marketing, Inc., a data-based direct marketing
                company. From 1987 until 1990, he served as chairman of
                Mindscape, Inc., an educational and entertainment computer software company. Mr. Purcell served from 1982 until 1986 as chairman and president of SFN Companies, Inc., a communications company. Prior to that he served as executive vice president of
                CBS, Inc. and as senior vice president, finance of Gannett Co.,
                Inc. He is a director of Omnicom Group, Inc., Technology
                Solutions Company and Journal Register Company.
--------------------------------------------------------------------------------
[photo:         ALVIN W. TRIVELPIECE, PH.D.               Director since 1989
Alvin W.                                                              Age: 68
Trivelpiece]
                Dr. Trivelpiece has served since 1989 as director of the Oak
                Ridge National Laboratory, a multi-program science and energy research laboratory managed by Lockheed Martin Energy Research
                Corporation for the U.S. Department of Energy. In 1996, he was
                named President of Lockheed Martin Energy Research Corporation.
                He was director of the Office of Energy Research for the U.S.
                Department of Energy from 1981 to 1987. He is chairman of the board and president of the Tennessee Technology Development
                Corporation and a member of the National Academy of
                Engineering.
--------------------------------------------------------------------------------
[photo:         WILLIAM H. WALTRIP                        Director since 1985
William H.                                                            Age: 61
Waltrip]
                Mr. Waltrip served as chairman of Bausch & Lomb from 1996 to December 1998 and as chief executive officer during 1996. He has served as chairman of the board of directors of Technology
                Solutions Company, a systems integration company, since 1993 and from 1993 until 1995 he was chief executive officer of that company. From 1991 to 1993, he was chairman and chief executive officer of Biggers Brothers, Inc., a food service distribution company and was a consultant to private industry from 1988 to 1991. From 1985 to 1988, he served as president and chief operating officer of IU International Corporation, a transportation, environmental and distribution company.
                Earlier, he had been president, chief executive officer and a director of Purolator Courier Corporation. He is a director of Teachers Insurance and Annuity Association, Thomas & Betts
                Corporation and Technology Solutions Company.

               ----------------------------------------------------------------
               The Board of Directors recommends a vote FOR election of the individuals identified above as director nominees of the company.
               ----------------------------------------------------------------

Directors Continuing in Office -- Term Expiring 2000
--------------------------------------------------------------------------------
[photo:         FRANKLIN E. AGNEW                         Director since 1982
Franklin E.                                                           Age: 64
Agnew]
                Mr. Agnew serves as a business consultant to private industry.
                From 1989 until 1990, Mr. Agnew was trustee in reorganization of Sharon Steel Corporation. From 1971 until 1986, Mr. Agnew was a director of H. J. Heinz Company, a worldwide provider of processed food products and services, and from 1973 until 1986 was a group executive with responsibility for various Heinz affiliates. Mr. Agnew is a director of The Prudential Insurance
                Company of America.
--------------------------------------------------------------------------------
[photo:         WILLIAM M. CARPENTER                      Director since 1996
William M.                                                            Age: 46
Carpenter]
                Mr. Carpenter became chairman of Bausch & Lomb in January 1999 and has served as chief executive officer of Bausch & Lomb since 1997. He joined the company in March 1995 as executive vice president and global business manager--eyewear and was named president and chief operating officer in December 1995.
                From 1991 to 1994, he held several executive positions at
                Reckitt & Colman, Inc., the U.S. subsidiary of Reckitt &
                Colman, plc, including serving as its president and chief
                executive officer. From 1977 to 1991, Mr. Carpenter held
                several executive positions with Johnson & Johnson's health care and consumer products businesses.
--------------------------------------------------------------------------------
[photo:         RUTH R. McMULLIN                          Director since 1987
Ruth R.                                                               Age: 57
McMullin
                Mrs. McMullin is the chairperson of trustees and interim
                executive director of the Eagle-Picher Personal Injury
                Settlement Trust. She was a member of the faculty of the Yale
                School of Management as a Management Fellow from 1994 to 1995.
                From 1992 to 1994, she was president and chief executive
                officer of the Harvard Business School Publishing Corporation.
                From 1990 to 1992, Mrs. McMullin was a consultant to private industry and from 1991 to 1992, she was also chief executive officer of UNR Industries, Inc. and a member of that company's chairman's committee. From 1989 to 1990, Mrs. McMullin was president and chief executive officer of John Wiley & Sons,
                Inc., a publishing company. She joined that company as
                executive vice president and chief operating officer in 1987.
                She is a director of Rohn, Inc. (formerly UNR Industries,
                Inc.).
--------------------------------------------------------------------------------
[photo:         LINDA JOHNSON RICE                        Director since 1990
Linda Johnson                                                         Age: 41
Rice]
                Mrs. Rice has served since 1987 as president and chief operating officer of Johnson Publishing Company. In addition to management of the company, she oversees the editorial content of Ebony and Jet magazines. She is also president of Fashion
                Fair Cosmetics, a division of Johnson Publishing. Mrs. Rice is a director of Kimberly-Clark Corporation and VIAD Corp.

Directors Continuing in Office -- Term Expiring 2001
--------------------------------------------------------------------------------
[photo:         DOMENICO DE SOLE                          Director since 1996
Domenico                                                              Age: 55
de Sole
                Mr. De Sole has served since 1995 as president and chief executive officer of Gucci Group N.V., a designer, producer and distributor of personal luxury accessories and apparel. He joined that company in 1984 as president and chief executive officer of Gucci America, Inc. and in 1994 was named chief operating officer of Gucci Group N.V.

--------------------------------------------------------------------------------
[photo:         KENNETH L. WOLFE                          Director since 1989
Kenneth L.                                                            Age: 60
Wolfe]
                Mr. Wolfe has served since 1994 as chairman and chief executive officer of Hershey Foods Corporation, a food products manufacturing firm. He joined that firm in 1967 and held various executive positions before being appointed vice president and chief financial officer in 1981. In 1984, Mr.
                Wolfe was named senior vice president. From 1985 until 1993, he was president and chief operating officer. Mr. Wolfe is a director of the Hershey Trust Company and Carpenter Technology
                Corporation.

Item No. 2
Ratification of the Appointment of Independent Accountants

The Board of Directors has unanimously approved and voted to recommend that shareholders ratify the appointment of PricewaterhouseCoopers LLP as independent accountants of the company for 1999. They have been independent accountants of the company since 1927. A representative of PricewaterhouseCoopers LLP plans to be present at the meeting, will have the opportunity to make a statement and is expected to be available to respond to questions.

--------------------------------------------------------------------------------
The Board of Directors recommends a vote FOR ratifying the appointment of PricewaterhouseCoopers LLP as independent accountants of the company for 1999.
--------------------------------------------------------------------------------

Security Ownership of Certain Beneficial
Owners and Directors and Executive Officers

Beneficial Owners of More than 5% of the Company's Common Stock

                                                                 Percent of
                                                                Outstanding
Name and Address of Beneficial Owners      Number of Shares     Common Stock
---------------------------------------   ------------------   -------------
FMR Corp.(1)
82 Devonshire Street
Boston, MA 02109                              4,529,888              8.2%

Dodge & Cox Incorporated(2)
35th Floor
One Sansome Street
San Francisco, CA 94104                       3,852,935              6.9%

Trimark Financial Corporation(3)
One First Canadian Place
Suite 5600, P.O. Box 487
Toronto, Ontario M5X 1E5
Canada                                        3,638,600              6.6%

(1) Shares are as of December 31, 1998 and include 102,508 shares with respect to which there is sole power to vote and 4,529,888 shares with respect to which there is sole power of disposition.

(2) Shares are as of December 31, 1998 and include 3,440,535 shares with respect to which there is sole power to vote; 51,300 shares with respect to which there is shared power to vote; and 3,852,935 shares with respect to which there is sole power of disposition.

(3) Shares are as of December 31, 1998 and include 3,638,600 shares with respect to which there is sole power to vote and 3,638,600 shares with respect to which there is sole power of disposition.

Security Ownership of Directors and Executive Officers

Presented below is information concerning the amount of company stock beneficially owned by each director and director nominee, each non-director officer named in the Summary Compensation Table appearing on page 15, and all directors and executive officers of the company as a group. All numbers stated are as of February 23, 1999, and include beneficial ownership of shares of common and class B stock, which are identical with respect to dividend and liquidation rights and vote together as a single class for all purposes.

Except for class B stock, which is transferable only in accordance with the terms of the company's stock incentive plan under which it was acquired, and except as otherwise indicated, sole voting and investment power exists with respect to all shares listed as beneficially owned. No individual named below beneficially owns more than 1% of the company's outstanding voting stock, and the shares beneficially owned by all directors and executive officers as a group constitute 2.0% of the company's outstanding voting stock.

----------------------------------------------------------------
Name of                                     Amount and Nature
Beneficial Owner                         of Beneficial Ownership
----------------------------------------------------------------
Franklin E. Agnew                                 25,885(1)
William M. Carpenter                             241,360(2)
Domenico De Sole                                   4,877(3)
James C. Foster                                   64,093(4)
Dwain L. Hahs                                     84,924(5)
Jonathan S. Linen                                  5,884(3)
Stephen C. McCluski                               81,424(7)
Ruth R. McMullin                                  24,773(6)
John R. Purcell                                   31,885(8)
Linda Johnson Rice                                20,957(8)
Carl E. Sassano                                  120,712(9)
Alvin W. Trivelpiece                              22,957(8)
William H. Waltrip                               143,427(10)
Kenneth L. Wolfe                                  22,090(1)
All Directors and Executive Officers
 as a group (20 persons)                       1,138,546

In addition to shares beneficially owned by executive officers of the company, as indicated above, such persons also own common stock equivalents under deferred compensation plans of the company, reflecting further the executives' economic stake in the value of the company's common stock. Directors of the company have a similar ability to defer directors' fees into a deferred compensation plan under which they may own common stock equivalents. Two directors of the company have elected to defer portions of their fees into this plan. Accordingly, as of February 23, 1999, the following common stock equivalents were owned by (i) the company's executive officers: Mr. Carpenter, 28,650; Mr. Sassano, 17,591; Mr. Hahs, 6,725; Mr. McCluski, 7,512; (ii) the
company's directors: Mrs. McMullin, 2,567; Mr. Purcell, 19,842; and (iii) all executive officers and directors of the company as a group: 111,568.

(1) Includes 18,733 shares which may be acquired within 60 days through the exercise of stock options.

(2) Includes 198,055 shares and 249 shares, respectively, which may be acquired within 60 days through the exercise of stock options and acquired under the Savings Plus Plan, and 29,250 shares of restricted stock subject to satisfaction of certain vesting conditions.

(3) Includes 3,943 shares which may be acquired within 60 days through the exercise of stock options.

(4) Includes 45,040 shares which may be acquired within 60 days through the exercise of stock options and 3,000 shares of restricted stock subject to satisfaction of certain vesting conditions.

(5) Includes 53,377 shares and 2,324 shares, respectively, which may be acquired within 60 days through the exercise of stock options and acquired under the Savings Plus Plan, and 11,000 shares of restricted stock subject to satisfaction of certain vesting conditions.

(6) Includes 17,733 shares which may be acquired within 60 days through the exercise of stock options.

(7) Includes 65,998 shares and 949 shares, respectively, which may be acquired within 60 days through the exercise of stock options and acquired under the Savings Plus Plan, and 4,000 shares of restricted stock subject to satisfaction of certain vesting conditions.

(8) Includes 17,875 shares which may be acquired within 60 days through the exercise of stock options.

(9) Includes 79,158 shares and 3,887 shares, respectively, which may be acquired within 60 days through the exercise of stock options and acquired under the Savings Plus Plan, and 8,000 shares of restricted stock subject to satisfaction of certain vesting conditions.

(10) Includes 136,211 shares which may be acquired within 60 days through the exercise of stock options.

Section 16(a) Beneficial Ownership Reporting Compliance

The company's directors and executive officers are required to file reports with the Securities and Exchange Commission concerning their ownership of company stock. Based on the company's review of such reports, all reports were filed on a timely basis and there are no known failures to file by directors and executive officers during 1998.

Executive Compensation

Report of the Committee on Management

In 1998, the Committee on Management of the Board of Directors met four times. In advance of each meeting, management reviews the agenda with the committee chair and, prior to the meeting, each committee member receives a complete briefing book, which details each topic to be considered by the committee. The committee chair reports to the Board of Directors on committee discussions and key actions.

Compensation Philosophy and Policy

Executive compensation at Bausch & Lomb is designed to align the financial interests of executives with the interests of shareholders by leveraging the mix of base salary, annual incentives and long-term incentives, placing greater emphasis on "at risk" pay components tied to key stock appreciation drivers. Overall compensation is also structured to attract and retain the highest caliber executives.

The Bausch & Lomb program provides a competitive level of total compensation opportunity and offers incentive and equity ownership opportunities linked to annual and long-term company performance and to shareholder return.

To maintain a competitive level of compensation, the company commissions an independent consulting firm to conduct an annual survey of executive compensation in a defined group of companies. The surveyed companies are selected based on the following criteria: (i) the similarity of their product lines to those of Bausch & Lomb; (ii) the competitive market for executive talent; and (iii) the availability of compensation data provided confidentially to a third party. The surveyed companies include many, but not all, of the companies in the S&P Health Care Composite used in the Comparison of Five-Year Cumulative Total Shareholder Return chart on page 18. Complete compensation data is not widely available for all of the companies in the S&P Health Care Composite.

The annual survey compares Bausch & Lomb's total executive compensation opportunity to the compensation of matched jobs in the peer group of companies, based on the relative size of the peer company or, for certain officers managing operating units, the division or the business which that executive leads. The study includes base compensation, annual incentives and long-term incentives, including stock-based compensation. The aggregate compensation package is targeted to pay at the 50th percentile of the peer group of companies, if performance criteria are achieved (i.e., if financial performance and stock appreciation meet expectations). The relative financial performance of Bausch & Lomb and its peer group, together with the compensation survey results, are reviewed by the committee at least annually.

After considering the survey data, business objectives and compensation philosophy and strategy, the committee determines targeted levels of base compensation, long- and short-term incentives and stock option award levels for the officers of the company. In approving salary and incentive payments for individuals other than the chief executive officer, the committee also considers recommendations made by the chief executive officer.

Base Pay

Base pay levels and increases for each officer take into consideration the individual's current performance, experience, the scope and complexity of his or her position within the company and the external competitive marketplace for comparable positions at peer companies. Base pay for officers is reviewed each year, and generally adjusted annually. In 1998, the company's average officer base compensation was below the targeted 50th percentile of peer group officer base pay.

In determining Mr. Carpenter's base salary, the committee considered the comparator companies' actual and forecasted chief executive officer compensation (on a size-adjusted basis), targeting the 50th percentile of the peer group chief executive officer base pay. The committee also considered financial and strategic performance of the company in the preceding year under Mr. Carpenter's direction. No weighting was assigned to the foregoing factors. In 1998, Mr. Carpenter's base salary was below the targeted 50th percentile of the peer group chief executive officer base pay.

Annual Incentive Awards

In 1998, under the company's Economic Value Added, or EVA(R)(1), incentive compensation program, corporate officers, including those identified in the Summary Compensation Table on page 15, were eligible for annual incentive awards. These awards were based upon actual performance of the company, or, for operating units identified as separate EVA centers, the actual performance of that EVA center, in achieving EVA improvement against targets established by the Committee on Management in early 1998. EVA improvement occurs when the ratio of: (i) net operating profit after tax to (ii) capital employed in the business increases over time. This establishes a direct link between incentive compensation and return on capital. The bonus target for each officer is expressed as a percentage of base pay, falling within a range of 37-80%, depending upon the position, with the chief executive officer's target set at 80%. Incentive targets for the executive officers were at the 50th percentile of the comparator group of companies. Mr. Carpenter's incentive target was at the 50th percentile of the comparator group of companies.

-------------
(1) EVA(R) is a registered trademark of Stern Stewart & Co.

The committee defined performance intervals to establish measurement standards for determining the range of payouts as a percentage of the target payment. The performance intervals establish the criteria for a payout from zero to 200% of the target payment, but there is no cap and no floor in the incentive calculation.

The EVA program provides the incentive of an uncapped bonus opportunity, but also uses a "cumulative bonus bank" feature to ensure that extraordinary EVA improvements are sustained before extraordinary awards are paid out. If EVA performance exceeds the EVA goal, the target bonus plus one-half of the incentive calculation in excess of the target amount is paid currently, and the other half of the additional incentive is carried forward, in the "bank", to the next year, payment of which is subject to future results. Similarly, a decline in EVA performance creates a negative bonus bank balance which is carried into future years and reduces future awards. This bonus bank creates short- and long-term incentive features, rewarding sustained performance and continued employment.

For the chief executive officer and all executive officers identified in the Summary Compensation Table on page 15, except for Mr. Foster, 1998 annual incentives were based entirely on overall corporate EVA performance. For Mr. Foster, 1998 annual incentives were based entirely on the EVA performance of the company's Charles River Laboratories, Inc. subsidiary, for which Mr. Foster has managerial responsibility. In 1998, Bausch & Lomb's corporate EVA improvement resulted in a payout of approximately 160% of target and Mr. Carpenter received a bonus payment of $783,650. An additional $195,650 was carried forward in the bonus "bank" to be paid to Mr. Carpenter in accordance with the EVA program if performance is sustained in future years. In 1998, Mr. Carpenter earned the right to receive payment of $19,250, from amounts placed in the bonus "bank" in 1997, as provided in the EVA program.

Long-Term Incentive Awards

The package of long-term incentives offered to officers in 1998 included stock options and stock grants. Consistent with the overall compensation philosophy, the package of long-term incentives is targeted at the 50th percentile of peer company long-term incentive awards.

Under the Bausch & Lomb 1990 Stock Incentive Plan, which was approved by the shareholders, officers of the company are eligible to receive awards of stock options and stock grants, as approved by the committee. Guidelines for stock options and stock grants are based on a review of comparator company data in combination with an internal assessment of the scope and complexity of the executive's position. For each officer position, a target stock award is defined as a multiple of pay (the target amount for options is below the targeted percentile for aggregate compensation). That dollar amount is then divided by the current stock price to determine the number of shares. The committee reviews the competitiveness of the target awards annually.

In July 1998, the committee awarded options within this framework. The 1998 options will vest over three years. All stock options were priced at the fair market value of the underlying stock as of the date of the grant. In 1998, Mr. Carpenter received options to purchase 106,000 shares of class B stock with an exercise price of $50.9375 per share. This award was at the maximum level for an annual award based on market considerations and the committee's evaluation of Mr. Carpenter's progress as chief executive officer.

In 1998, the committee approved the Cumulative EVA Long-Term Incentive Performance program (the "Cumulative EVA Program"). Under the Cumulative EVA Program, corporate officers, including those identified in the Summary Compensation Table on page 15, received restricted stock grants made pursuant to the company's 1990 Stock Incentive Plan.

Each restricted stock grant under the Cumulative EVA Program vests based on achievement by the company of three-year corporate EVA goals approved by the committee at the time of grant. These awards are targeted at 15-30% of participants' aggregate long-term incentive compensation, with the chief executive officer's award under the Cumulative EVA Program targeted at 30% of such long-term incentive compensation. Actual awards under the Cumulative EVA Program, upon vesting, can range from 0-200% of the target number of shares awarded, depending upon company performance against pre-approved goals. In addition, since awards are expressed in shares of company stock, the actual value of awards upon vesting will vary based upon upward and downward changes in the market value of Bausch & Lomb common stock from the date of grant to the vesting date. The Cumulative EVA Program was designed to provide executives with incentives for long-term EVA improvements while also increasing stock ownership to further align executives' interests with those of shareholders.

The committee also made transition grants to participants, including those identified in the Summary Compensation Table on page 15, vesting one and two years from the grant date, based upon pre-determined corporate EVA improvement goals over the vesting period.

In accordance with the Cumulative EVA Program, in 1998 Mr. Carpenter was awarded the shares of class B restricted stock described in the table on page 17 entitled Long Term Incentive Plan -- Awards in Last Fiscal Year.

Based upon the company's achievement against pre-established EVA improvement goals in 1998, Cumulative EVA Program awards for company executive officers, including Mr. Carpenter, vested at 200% of the target award, with the value set forth in the Summary Compensation Table on page 15.

Stock grants may be awarded periodically to officers of the company. In 1998, stock grants were awarded to officers, including the persons identified in the Summary Compensation Table on page 15, to reflect promotions, hiring packages or the company's desire to retain key executive talent. Based on the foregoing factors, and in an effort to bring his total compensation package to the targeted level, Mr. Carpenter was awarded 9,000 shares of restricted class B stock, which are to vest 50% after two years and the remaining 50% after three years.

Supplemental Executive Retirement Plan

An additional key element of total compensation for Mr. Carpenter is the Supplemental Executive Retirement Plan ("SERP") II, under which he is eligible to vest. This Plan, funded by life insurance, is designed to minimize the cost to the company, and to provide a competitive retirement benefit (60% replacement ratio). Mr. Foster participates in a separate Supplemental Executive Retirement Plan established by the company's Charles River Laboratories, Inc. subsidiary, described on page 19. All other executive officers participate in SERP III, described on page 19. Contributions made under SERP II, SERP III and Charles River SERP Plans do not result in taxable income to the participants.

Response to Internal Revenue Code Limits on Deductibility of Certain Compensation

Section 162(m) of the Internal Revenue Code of 1986 (the "Code") limits to $1,000,000 per person the company's tax deduction of certain non-performance-based compensation paid in a given year to its most highly compensated officers. The levels of non-performance-based salary, bonus and other compensation paid by the company do not typically exceed this level, except that the total compensation paid to Mr. Carpenter for services in fiscal 1998 which remains subject to the Section 162(m) limitation exceeded this level by $165,343. In order to minimize the potential for lost tax deductibility, the committee recommended, and shareholders approved, 1998 amendments to certain company plans which were designed to assure that performance-based compensation plans currently in place achieve compliance with the requirements of Section 162(m) of the Code. The committee's present intention is to use the requirements of Section 162(m) as a guide in its compensation-related decisions, except where the best interests of the company and its shareholders dictate otherwise.

Conclusion

Each element of the officer compensation package is reviewed by the Committee on Management to ensure that base pay and incentive opportunities are at competitive levels and to provide incentive systems reflecting strong financial performance and an alignment with shareholder interests. In summary, we believe the total compensation philosophy and compensation program serve the best interests of the shareholders.

                                        Committee on Management

                                        Kenneth L. Wolfe, Chair
                                        Franklin E. Agnew
                                        Jonathan S. Linen

Compensation Tables

The individuals named in the following tables include the company's chief executive officer and the four other most highly compensated executive officers of the company for the fiscal year ended December 26, 1998.

                          Summary Compensation Table

                                     Annual Compensation                   Long-Term Compensation
                           --------------------------------------- -------------------------------------
                                                    Other          Restricted   Securities                 All Other
                                                    Annual         Stock        Underlying                 Compen-
                                                    Compensation   Award(s)     Options/     LTIP          sation
Name                Year   Salary ($)   Bonus ($)   ($) (1)        ($) (2)      SARs (#)     Payouts ($)   ($) (3)
------------------- ------ ------------ ----------- -------------- ------------ ------------ -----------   ----------
                                                                                             (Cash and
                                                                                             Stock)
W.M. Carpenter      1998     $735,000    $764,400     $1,136,621     $405,000     106,000       $19,250     $22,073
Chairman and        1997     $641,667    $551,834        $28,979     $211,875      83,160            $0     $21,395
CEO                 1996     $400,000    $110,000        $32,665     $395,063      72,201            $0          $0

C.E. Sassano        1998     $402,800    $288,002       $502,491     $287,188      48,000       $ 7,477     $14,370
President and       1997     $362,500    $214,328        $31,725     $ 84,750      34,020            $0     $14,384
COO                 1996     $282,000    $127,781        $25,163     $182,813      18,900            $0     $12,969

D.L. Hahs           1998     $345,000    $246,675       $385,851     $135,000      37,000       $ 6,497     $9,825
Exec. V.P.          1997     $315,000    $186,244        $13,625      $84,750      28,584            $0     $11,850
and President       1996     $246,000     $80,000        $ 9,480     $146,250      19,332            $0     $10,314
Eyewear

S.C. McCluski       1998     $340,200    $243,243       $263,982      $90,000      31,000       $ 6,600     $13,305
Sr. V.P. and        1997     $320,000    $189,200        $32,349           $0      23,820            $0     $12,000
CFO                 1996     $292,500     $80,000        $22,099     $182,813      25,200            $0     $12,254

J.C. Foster         1998     $308,700    $218,174       $204,985           $0      19,000       $12,532          $0
Sr. V.P. and        1997     $294,000    $186,764        $20,053           $0      18,690            $0          $0
President and       1996     $284,000    $143,065        $48,559           $0      18,900            $0          $0
CEO--Charles River
Laboratories, Inc.

(1) The amounts reported in this column for 1998 include transition grants of company restricted class B shares under the company's EVA Long-Term Incentive Plan which vested based on the company's 1998 EVA improvement. These amounts are reported in this column rather than as Long-Term Incentive Plan payouts because, as transition grants, the performance period did not exceed one year. The dollar value on the date of vesting of such transition grants are, for Mr. Carpenter, $1,103,642; Mr. Sassano, $477,250; Mr. Hahs, $357,938; Mr. McCluski, $238,625; and Mr. Foster,
     $178,969. Further information about the EVA Long-Term Incentive Plan is set forth in the table entitled Long-Term Incentive Plan -- Awards in Last Fiscal Year on page 17, and in the Report of the Committee on Management on page 10.

(2) The restricted stock awards reported in this column vest, dependent upon continued employment, as follows: Mr. Carpenter, 4,500 shares vest in 2000 and 4,500 shares vest in 2001; Mr. Sassano, 2,000 shares vest in 2000 and 2,000 shares vest in 2001; Mr. Hahs, 1,500 shares vest in 2000 and 1,500 shares vest in 2001; and Mr. McCluski, 1,000 shares vest in 2000 and 1,000 shares vest in 2001. Holders of restricted stock receive voting rights and dividends on the shares. At December 26, 1998, the aggregate number of shares and corresponding value of restricted stock owned by the named individuals were as follows: Mr. Carpenter, 20,000 shares valued at $1,173,750; Mr. Sassano, 8,000 shares valued at $469,500; Mr. Hahs, 5,000 shares valued at $293,438; and Mr. McCluski, 2,000 shares valued at $117,375.

(3) The amounts reported in this column for 1998 consist solely of the company's matching contributions under its 401(k) plan and 401(k) excess plan.

                     Options/SAR Grants in Last Fiscal Year

                                                                           Potential Realizable
                                                                          Value at Assumed Annual
                                                                           Rates of Stock Price
                                                                          Appreciation for Option
                                     Individual Grants                           Term (1)
                   ------------------------------------------------------ ----------------------
                                % of
                   Number of    Total
                   Securities   Options/
                   Underlying   SARs
                   Options/     Granted to
                   SARs         Employees   Exercise or                             0%
                   Granted      in Fiscal   Base Price   Expiration       Stock         Dollar
Name               (#) (2)      Year (3)    ($/Sh) (4)   Date             Price         Gain
------------------ ------------ ----------- ------------ ---------------- ------------- --------
All shareholders                                                           $59.0300      $0
All optionees       1,401,376      100.00%   $50.6300   During 2008(5)     $50.6300      $0
Gain to all optionees as a percentage of gain to shareholders
W.M. Carpenter        106,000        7.56%   $50.9375   July 27, 2008      $50.9375      $0
Gain to CEO as a percentage of gain to shareholders
C.E. Sassano           48,000        3.43%   $50.9375   July 27, 2008      $50.9375      $0
D.L. Hahs              37,000        2.64%   $50.9375   July 27, 2008      $50.9375      $0
S.C. McCluski          31,000        2.21%   $50.9375   July 27, 2008      $50.9375      $0
J.C. Foster            19,000        1.36%   $50.9375   July 27, 2008      $50.9375      $0

                                Potential Realizable Value at Assumed Annual
                            Rates of Stock Price Appreciation for Option Term (1)
                   -----------------------------------------------------------------------
                                   5%                                  10%
                   Stock                Dollar         Stock                Dollar
Name               Price (6)             Gain          Price (6)             Gain
------------------ ----------- ----------------------- ----------- -----------------------
All shareholders     $96.16      $2,075,567,000(7)     $153.11      $5,259,072,000(7)
All optionees        $82.47         $44,619,812        $131.32        $113,077,029
Gain to all                               2.15%                              2.15%
optionees as a
percentage of gain
to shareholders
W.M. Carpenter       $82.97          $3,395,445        $132.12          $8,605,345
Gain to CEO as a                          0.16%                              0.16%
percentage of gain
to shareholders
C.E. Sassano         $82.97          $1,537,560        $132.12          $3,896,760
D.L. Hahs            $82.97          $1,185,203        $132.12          $3,003,753
S.C. McCluski        $82.97            $993,008        $132.12          $2,516,658
J.C. Foster          $82.97            $608,618        $132.12          $1,542,468

(1) There is no assurance that the value realized by an optionee will be at or near the amount estimated using this model. These amounts rely on assumed future stock price movements which management believes cannot be predicted with a reliable degree of accuracy.

(2) All options to the named executives vest annually in one-third increments. All options granted to the named executives have attached to them limited Stock Appreciation Rights, which only become exercisable in the event of a change in control.

(3)  Based on total number of options granted to employees equal to 1,401,376.

(4) With the exception of the exercise price for "all optionees", which is the average market value for all options granted during 1998, the price reflected in this column is equal to the fair market value at date of grant.

(5) The expiration date for all optionees is the tenth anniversary of the date on which the 1998 option was granted.

(6) Fair market value of stock at end of actual option term, assuming annual compounding at the stated value.

(7) Total dollar gains based on assumed annual rates of appreciation and calculated on 55,900,000 outstanding shares.

                      Aggregated Option/SAR Exercises in
                 Last Fiscal Year and FY-End Option/SAR Values

                                                   Number of Securities Underlying
                                                     Unexercised Options/SARs at      Value of Unexercised, In-the-Money
                                                             FY-End (#)                   Options/SARs at FY-End ($)
                                                   -------------------------------   ------------------------------------
                   Number
                   of Shares
                   Acquired on     Value
Name               Exercise        Realized(1)     Exercisable     Unexercisable     Exercisable(1)     Unexercisable(1)
----------------   -------------   -------------   -------------   ---------------   ----------------   -----------------
W.M. Carpenter           0               $0          198,055         185,507           $4,156,932         $2,267,134
C.E. Sassano             0               $0           85,698          76,980           $1,483,195           $888,836
D.L. Hahs            3,318          $83,365           53,377          62,500             $958,398           $753,661
S.C. McCluski            0               $0           65,998          55,280           $1,252,930           $695,118
J.C. Foster            362          $10,238           73,740          37,760           $1,244,664           $497,373

(1) Market value of company's common stock at exercise or year-end, minus the exercise price.

Long-Term Incentive Compensation

As described in more detail in the Report of the Committee on Management on page 10, the EVA Plan requires that 50% of accrued bonuses payable in excess of 100% of target bonus be banked. The amount in the bonus bank is at risk in the sense that in any year the accrued bonus is negative, the negative bonus amount is subtracted from the outstanding bonus bank balance. For fiscal 1998, the accrued bonus for each of the named individuals was positive and the amounts banked as reported below were added to the bonus bank for each of the named executive officers, to be paid out in future years, subject to the terms of the EVA Plan. In addition, a portion of the amount banked in 1998 as a result of 1997 performance was paid to the named executives, including Mr. Carpenter, in accordance with the EVA Plan, and such amounts are reflected as Long-Term Incentive Plan Payouts in the Summary Compensation Table on page 15.

                    Name           Amounts Banked (Forfeited) ($)
               --------------      ------------------------------
               W.M. Carpenter                 $176,400
               C.E. Sassano                   $ 66,462
               D.L. Hahs                      $ 56,925
               S.C. McCluski                  $ 56,133
               J.C. Foster                    $ 48,389

           Long-Term Incentive Plan - Awards in Last Fiscal Year (1)

                   Number of     Performance        Threshold     Target       Maximum
Name               Shares        Period (years)     (shares)      (shares)     (shares)
----------------   -----------   ----------------   -----------   ----------   ---------
W.M. Carpenter       9,250              2               0           9,250       18,500
                     9,250              3               0           9,250       18,500
C.E. Sassano         4,000              2               0           4,000        8,000
                     4,000              3               0           4,000        8,000
D.L. Hahs            3,000              2               0           3,000        6,000
                     3,000              3               0           3,000        6,000
S.C. McCluski        2,000              2               0           2,000        4,000
                     2,000              3               0           2,000        4,000
J.C. Foster          1,500              2               0           1,500        3,000
                     1,500              3               0           1,500        3,000

(1) Grants under the Company's Cumulative EVA Program will vest at the end of each respective performance period after approval by the Committee on Management of the company's EVA performance results for each said period.

                         Total Return to Shareholders

          Comparison of Five-Year Cumulative Total Shareholder Return
                      December 1993 through December 1998

[line chart]

Assumes $100 invested on last day of December 1993. Dividends are reinvested quarterly.

                                S&P
                 Bausch     Health Care       S&P
     Date        & Lomb      Composite        500
------------- ------------ ------------- ------------
  Dec. 1993     $100.00     $100.00         $100.00
  Dec. 1994     $ 67.75     $112.94         $101.36
  Dec. 1995     $ 81.30     $180.12         $139.32
  Dec. 1996     $ 73.82     $217.95         $171.32
  Dec. 1997     $ 85.69     $311.23         $228.27
  Dec. 1998     $132.60     $447.73         $293.04

[end line chart]

Defined Benefit Retirement Plans

Under the company's Retirement Benefits Plan, all employees of the company and of certain subsidiaries who have reached age 21 and have at least one year of service are participants. Employees are permitted to make additional contributions as set forth in the Plan. Monthly benefits paid under the Plan are based on employee earnings as defined in the Plan, Social Security

Covered Compensation, and credited years of service at the time of retirement. Noncontributing employees accrue benefits at the rate of 1.25% of their earnings up to Social Security Covered Compensation, and contributing employees additionally accrue a benefit of 1.55% of their earnings over Social Security Covered Compensation. Benefits vest after five years of service as defined in the Plan. Benefits for all years prior to 1996 are based on earnings during the five-year period 1991 through 1995. Assuming continued employment to normal retirement age, the estimated annual benefits payable upon retirement at normal retirement age for each of the eligible individuals named in the Summary Compensation Table on page 15 are as follows: Messrs. Carpenter, Sassano, Hahs and McCluski, who are contributing participants, $56,871, $108,344, $96,183 and $63,984, respectively.

In addition, the company maintains a separate Retirement Benefit Restoration Plan which provides eligible employees additional retirement benefits which would otherwise be provided under the Retirement Benefits Plan but are excluded from that Plan by specific federal regulatory limitations. Messrs. Hahs, McCluski and Sassano are vested participants under this Plan. Assuming continued employment to normal retirement age, the estimated annual benefits payable to Messrs. Sassano, Hahs and McCluski under this Plan upon retirement at normal retirement age is $283,314, $213,776 and $202,953, respectively.

Mr. Foster participates in the Charles River Laboratories, Inc. Pension Plan, which is similar to the company's Retirement Benefits Plan described above, except that employees do not contribute to the Charles River Plan, and benefits accrue at the rate of 1.125% of the employee's final five-year average compensation. Assuming continued employment to normal retirement age, the estimated annual benefit payable upon retirement to Mr. Foster is $96,000.

The company maintains two Supplemental Executive Retirement Plans ("SERP"), under which officers may become eligible for retirement benefits in addition to those provided under the company's Retirement Benefits Plan. In addition, the company's subsidiary, Charles River Laboratories, Inc., maintains a separate Supplemental Executive Retirement Plan, which is discussed below. No officer is eligible to participate in more than one company SERP, and the officers named in the Summary Compensation Table on page 15 are each participants in one of the SERPs described below. Participants who vest under SERP II will receive annual benefits, payable monthly, in an amount equal to a percentage of their final average compensation. The percentage used is a function of age at retirement:
32% at age 55, and up to 60% at age 62. For SERP III, benefits are based on a rate of 0.5% of final average compensation for each year of officer service with a limitation that total retirement benefits payable from this Plan are restricted to a maximum which, in total with benefits provided by other company plans, does not exceed 60% of final average earnings. A limited retirement benefit also vests upon the completion of either one or five years of designated service, depending on the plan, and the plans provide for the payout of the net present value of all benefits in the event of a change in control of the company.

Mr. Carpenter is eligible to vest under SERP II. Messrs. Hahs, McCluski and Sassano have vested under SERP III. The estimated annual benefit payable at normal retirement age for Messrs. Hahs, McCluski and Sassano under SERP III is $127,396, $132,917 and $211,242, respectively.

Mr. Foster is fully vested in the SERP maintained by Charles River Laboratories, Inc. This Plan is funded through insurance policies purchased on the participants' lives. Annual benefits under this Plan will equal a percentage of final average compensation, less amounts payable under Charles River's Pension Plan and an offset for Social Security benefits received by the participant. The age-based percentages are 46% at age 59, and up to 55% at age 62 and over. Participants vest as to

50% of the total benefit after five years of designated service, with a 10% incremental increase in vesting percentage for each year thereafter. The estimated annual benefit payable at normal retirement age under this Plan for Mr. Foster is $405,353.

Related Transactions, Employment Contracts and Termination of Employment and Change in Control Arrangements

In connection with class B shares purchased under the company's stock incentive plans, the company may loan the participant an amount equal to the full amount of the purchase price of those shares, in which case the shares serve as collateral for the loan. The rate of interest on loans to participants is the lesser of the applicable federal rates announced monthly by the Internal Revenue Service pursuant to Section 1274(d) of the Internal Revenue Code of 1986, or 9%. To the extent applicable, the largest aggregate amount of indebtedness outstanding which exceeded $60,000 at any time in the company's 1998 fiscal year for executive officers of the company was as follows: Mr. Sassano, $189,865; Mr. Foster, $184,149; Mr. Hahs, $99,955; Mr. Robert B. Stiles, $271,026; Mr. Jurij
Z. Kushner, $220,358; and all executive officers and directors as a group, $1,107,019. As of February 23, 1999, the outstanding amount of such indebtedness was as follows: Mr. Sassano, $187,867; Mr. Foster, $182,293; Mr. Hahs, $99,955; Mr. Stiles, $269,694; Mr. Kushner, $218,927; and all executive officers and directors as a group, $1,098,914.

The company has entered into agreements, for an indefinite term, with all persons named in the Summary Compensation Table on page 15. Each agreement provides that, in the event of a change in control (as defined in the agreements) which is followed within three years by (i) termination of the officer's employment; (ii) a downgrading of the officer's position; or (iii) voluntary termination under circumstances specified in the agreements, the officer will be entitled to: (a) salary and pro rata bonus then due; and (b) a lump sum separation payment equal to either two or three times annual base salary and bonus as determined under the agreements. In 1996, the company reduced the benefits to new executive officers, so that they will receive benefits equal to two times his or her compensation rather than three times his or her compensation. Each officer will also be entitled to a continuation of certain benefits and perquisites for up to two or three additional years as determined under the agreements. These benefits and perquisites may be reduced by corresponding benefits or perquisites provided by a subsequent employer during the period in which they are provided.

Additional Information

Directors and Officers Insurance

The company has purchased insurance from the Chubb Group and American International Group, insuring the company against obligations it might incur as a result of the indemnification of its directors and officers for certain liabilities they might incur, and insuring such directors and officers for additional liabilities against which they may not be indemnified by the company. This insurance was renewed effective January 30, 1999 for a period of one year at a cost of $689,075.

Other Business

We do not expect any business to come up for shareholder vote at the meeting other than the items described in this booklet. If other business is properly raised, your proxy card authorizes the proxyholders to vote as they deem appropriate.

The company's by-laws contain provisions regarding matters which may properly be brought before the shareholders at an annual meeting. The most recently revised by-laws are attached as Exhibit (3)-a to the company's Form 10-Q filed November 10, 1998.

Shareholder Proposals for Next Year

In order to be eligible for inclusion in the company's proxy materials for next year's annual meeting of shareholders, any shareholder proposal (other than the submission of nominees for directors) must be received by the company to the attention of the Secretary at its principal executive offices not later than the close of business on November 24, 1999.

Shareholder proposals received by the company between December 29, 1999 and January 28, 2000 may also be considered at next year's annual meeting of shareholders but will not be included in the proxy materials for next year's annual meeting of shareholders.

How We Solicit Proxies

Bausch & Lomb pays the costs of soliciting proxies. We are paying Georgeson & Co. a fee of $12,000 plus expenses to help with the solicitation. In addition to this mailing, the company may solicit proxies personally, electronically or by telephone. We also reimburse brokers and other nominees for their expenses in sending these materials to you and getting your voting instructions.

People Needing Special Assistance

If you plan to attend the meeting, we can provide reasonable assistance to help you participate in the meeting if you let us know. Please call or write the Secretary at least two weeks before the meeting at the number or address under "Questions?" below.

Questions?
If you have questions or need more information about the annual meeting, write to the

           Secretary
           Bausch & Lomb Incorporated
           One Bausch & Lomb Place
           Rochester, New York 14604-2701

or call us at (716) 338-6010.

For additional information about the company, we invite you to visit Bausch & Lomb's Internet site at www.bausch.com. Internet site materials are for your general information and are not part of this proxy solicitation.

According to rules of the Securities and Exchange Commission ("SEC"), the information presented in this proxy statement under the captions "Report of the Committee on Management" and "Comparison of Five-Year Cumulative Total Shareholder Return" shall not be deemed to be "soliciting material" or to be filed with the SEC under the Securities Act of 1933 or the Securities Exchange Act of 1934, and nothing contained in any previous filings made by the company under the aforementioned Acts shall be interpreted as incorporating by reference the information presented under the specified captions.







                            YOUR VOTE IS IMPORTANT!
                Please sign and promptly return your proxy card
                           in the enclosed envelope.





March 23, 1999

        [map showing directions to Bausch & Lomb Surgical Headquarters]

               Directions to Bausch & Lomb Surgical Headquarters
                     3365 Tree Court Industrial Boulevard
                           St. Louis, Missouri 63122
                                (314) 225-7600

From Lambert Airport:

Take I-70 West to I-270 exit
Take I-270 South exit (towards Memphis)
Merge onto I-270 South
Take Big Bend Boulevard exit
Turn right onto Big Bend Boulevard
Turn left onto Tree Court Industrial Boulevard
Turn right into driveway in front of building

From Downtown:

Take I-64/Highway 40 West to I-270 exit
Take I-270 South exit (towards Memphis)
Merge onto I-270 South
Take Big Bend Boulevard exit
Turn right onto Big Bend Boulevard
Turn left onto Tree Court Industrial Boulevard
Turn right into driveway in front of building

[Front of Proxy Card]

BAUSCH
& LOMB

                                     PROXY

                           BAUSCH & LOMB INCORPORATED


     The undersigned hereby appoints W.M. Carpenter, C.E. Sassano and R.B. Stiles, or any one or all of them, with full power of substitution, attorneys and proxies to represent the undersigned at the annual meeting of shareholders of Bausch & Lomb Incorporated to be held on April 27, 1999, and at any adjournment thereof, with all the power which the undersigned would possess if personally present and to vote, as specified above, all shares of stock which the undersigned may be entitled to vote at said meeting.



------------                                                --------------
SEE REVERSE                                                  SEE REVERSE
   SIDE        CONTINUED AND TO BE SIGNED ON REVERSE SIDE        SIDE
------------                                                --------------



-------------------------------------------------------------------------------
                            ^ FOLD AND DETACH HERE ^

[Back of Proxy Card]

          -------------------------------------------------------------
          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1 AND 2.
          -------------------------------------------------------------

                                                          Please mark
                                                          your votes as [X]
                                                          indicated in
                                                          this example

1. Election of Directors.
     FOR all nominees             WITHHOLD
       listed below               AUTHORITY
     (except as marked    to vote for all nominees
     to the contrary)            listed below

         [ ]                         [ ]

2. Ratification of PricewaterhouseCoopers
   LLP as independent accountants for 1999.

        FOR        AGAINST      ABSTAIN
        [ ]          [ ]          [ ]

Nominees: Jonathan S. Linen, John R. Purcell,
Alvin W. Trivelpiece, William H. Waltrip

(Instruction: To withhold authority to vote for any one or more individual nominee(s), write that nominee(s) name on the space provided below.)



--------------------------------------------------------------------------------

IF YOU PLAN TO ATTEND THE MEETING, PLEASE MARK
THE "ATTEND MEETING" BOX BELOW.

MARK HERE IF YOU PLAN             MARK HERE FOR ADDRESS
TO ATTEND THE MEETING  [ ]        CHANGE AND NOTE BELOW    [ ]

     The proxies are hereby authorized to vote in accordance with their judgment in connection with the transaction of such other business, if any, as may properly come before the meeting.

     THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS. PLEASE DATE, SIGN AND RETURN IN THE ENCLOSED ENVELOPE. IF NOT OTHERWISE MARKED, THE SHARES REPRESENTED BY THIS PROXY SHALL BE VOTED "FOR" ITEMS 1 AND 2.











Signature ________________________________ Date ____________________________





Signature ________________________________ Date ____________________________

NOTE: Please sign as name appears on this proxy. Joint owners should each sign.
      When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


--------------------------------------------------------------------------------
                            ^ FOLD AND DETACH HERE ^


                                                                    BAUSCH
                                                                    & LOMB








                         ANNUAL MEETING OF SHAREHOLDERS

                            Tuesday, April 27, 1999
                                   10:30 a.m.
                                 Bausch & Lomb
                      3365 Tree Court Industrial Boulevard
                           St. Louis, Missouri 63122